SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                  SCHEDULE 14C

                                 (RULE 14C-101)

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

                              ---------------------

Check the appropriate box:

[X]  Preliminary Information Statement

[_]  Confidential,  for  use  of the  Commission  Only
     (as  permitted  by  Rule 14c-5(d)(2))

[_]  Definitive Information Statement

                               DENDO GLOBAL CORP.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee  computed  on table below per  Exchange  Act Rules  14C-5(g)  and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)  Proposed maximum aggregate value of securities:

(5)  Total fee paid:


[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:


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                               DENDO GLOBAL CORP.
                             3311 N. KENNICOTT AVE.
                           ARLINGTON HEIGHTS, IL 60004
                                 (847) 870-2601

                              INFORMATION STATEMENT
                           AND NOTICE TO STOCKHOLDERS

To the Stockholders of Dendo Global Corp.:

This Information Statement and Notice to Stockholders is being furnished by the Board of Directors of Dendo Global Corp. to the holders of record at the close of business on September ___, 2004 of the outstanding shares of our common and preferred stock, par value $0.001 per share, in order to provide information with respect to the proposed name change of Dendo Global Corp. and proposed increase in the authorized shares of Common and Preferred Stock (as further described below, the "Corporate Actions"). The Corporate Actions have been conditionally approved by our Board of Directors and the current holders of a majority of our issued and outstanding Common Stock will approve the Corporate Actions subsequent to the expiration of the twenty day period commencing with the mailing of this information statement. The effectiveness of such approvals is conditioned upon our compliance with Section 14(c) of the Securities Exchange Act of 1934 ("Exchange Act"), which requires the filing of this Information Statement with the Securities and Exchange Commission ("SEC") and the distribution of this Information Statement to stockholders. The foregoing actions and agreements are sufficient to authorize the Corporate Actions without the vote of any other stockholders. Accordingly, your approval is not required and is not being sought. References in this Information Statement to the "Company," "we," "our," and "us" refer to Dendo Global Corp., a Nevada corporation.

The Corporate Actions to which this Information Statement relates are being taken in connection with the Intellectual Property License Agreement, dated as of August 20, 2004 (the "License Agreement"), by and among the Company, Technology Alternatives, Inc., an Illinois corporation (the "Technology Alternatives"), and Lindsay Hedin, as the warranting shareholder ("Hedin"). On August 20, 2004, the Board of Directors of the Company approved the licensing of the intellectual property pursuant to the License Agreement (the "License"), the terms of the License Agreement and the transactions contemplated thereby and approved the Corporate Actions. On October ___, 2004, the stockholders holding stock representing a majority of the votes eligible to be cast will approve the following matters:

o    the change of the Company's legal name to "TechAlt, Inc."; and

o the increase of the authorized common stock of the Company from 50,000,000 to 500,000,000 shares, and the increase of the authorized "blank check" preferred stock of the Company from 5,000,000 to 100,000,000 shares.


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


This Information Statement is furnished solely for the purpose of informing the stockholders of such actions in the manner required by Regulation 14C promulgated under the Exchange Act. The Corporate Actions will not be consummated or become effective until at least 20 days after the mailing of this Information Statement.

Our Board of Directors has fixed September ___, 2004 as the record date for the determination of stockholders entitled to receive this Information Statement
(the "Record Date"). As of the Record Date there were 12,000,000 shares of Common Stock issued and outstanding. In addition, 500,000 shares of Preferred Stock were issued and outstanding as of such date. The holders of the Preferred Stock have the right to convert their shares of Preferred Stock into 1,000,000 shares of our Common Stock, in the aggregate. Pursuant to our Articles of Incorporation, as amended, each share of Common Stock entitles its holder to one vote on all matters submitted to a vote of the stockholders, and pursuant to the Certificate of Designations for the Preferred Stock, each share of Preferred Stock entitled its holder to two votes and to vote on an as-converted basis on all matters submitted to a vote of the stockholders.

You are being provided with this Information Statement pursuant to Section 14(c) of the Exchange Act and Regulation 14C and Schedule 14C thereunder.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

There is no provision in the Nevada Revised Statutes or our Articles of Incorporation or Bylaws providing our stockholders with dissenters' rights of appraisal to demand payment in cash for their shares of Common Stock in connection with the Corporate Actions or the License described in this Information Statement.


This Information Statement is first being mailed on or about September ___, 2004.

THE DATE OF THIS INFORMATION STATEMENT IS SEPTEMBER ___, 2004


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


                             TABLE OF CONTENTS PAGE

AMENDMENT OF ARTICLES OF INCORPORATION.......................................6
SUMMARY OF THE LICENSE.......................................................7
Structure of the License.....................................................7
Effect of the License on Stockholders........................................8
Actions Taken to Approve the License.........................................8
Election of Directors and Other Management Changes...........................9
Other Management Changes.....................................................13
Absence of Appraisal Rights..................................................13
Change of Control............................................................13
Additional Information.......................................................14
THE LICENSE..................................................................14
The License Agreement........................................................15
Description of the Business of the Company...................................16
Reasons for the License; Factors Considered by the Board of Directors........18
Changes in the Composition of the Company Board..............................19
Changes in Company Management................................................19
Interests of Certain Persons in the License..................................19
Employee Benefit Plans.......................................................19
Indemnification..............................................................20
Consideration for the Shares.................................................20
Financing....................................................................20
Lockup Agreement.............................................................21
Dilution.....................................................................21
Fairness Opinion.............................................................21
Regulatory Approvals.........................................................22
Fees and Expenses............................................................22
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS....................................22
DESCRIPTION OF COMMON STOCK..................................................23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............23
WHERE YOU CAN FIND MORE INFORMATION..........................................25
DELIVERY OF DOCUMENTS TO MULTIPLE STOCKHOLDERS SHARING AN ADDRESS............25
INCORPORATION OF DOCUMENTS BY REFERENCE......................................25
FORWARD-LOOKING STATEMENTS AND INFORMATION...................................26

EXHIBIT A     INTELLECTUAL PROPERTY LICENSE AGREEMENT


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


AMENDMENT OF ARTICLES OF INCORPORATION

In connection with the License  Agreement,  the Company has determined to effect
(i) the change of the Company's legal name to "TechAlt, Inc." and (ii) the increase of the authorized shares of Common Stock of the Company from 50,000,000 to 500,000,000 shares and the increase of the authorized shares of Preferred Stock of the Company from 5,000,000 to 100,000,000 shares (collectively, the "Corporate Actions"). On August 20, 2004, the Board of Directors of the Company approved the Corporate Actions, and on September ___, 2004 the holders of a majority of the Common Stock will approve the Corporate Actions.


The proposed change of the Company's name reflects the change in business of the Company. In connection with the License, the Company intends to pursue the same business as that of Technology Alternatives. Namely, to produce a secure wireless communications toolset to be used by emergency first responders for interagency interoperability, communication and collaboration. The convergence of video, voice, and data requires larger transmissions bandwidth than current radio systems could provide. The Company's toolset provides multi-network capable communications for the Police, EMS and other Homeland Security Agencies. There are 360 agencies under DHS - of which 17,000 US police departments are but one grouping.

In approving the License, the Board of Directors of the Company considered, in part, the experience and business relationships of Mr. James E. Solomon, President & CEO of the Company and Technology Alternatives in the secure wireless communications industry and the value to the Company of having access to the intellectual property of Technology Alternatives. Accordingly, the purpose of the name change is to increase awareness among the public and our customers of the Company's new business plan and intellectual property rights.

Upon the effective date of the Company's name change, the Company will take action to change the trading symbol for its Common Stock. Stock certificates representing Common Stock issued prior to the effective date of the name change will continue to represent the same number of shares, will remain valid, and will not be required to be returned to the Company or its transfer agent for reissuance. New stock certificates issued upon a transfer of shares of Common Stock after the effective date of the name change will bear the name "TechAlt, Inc." and will have a new CUSIP number. Delivery of existing certificates will continue to be accepted in transactions made by a shareholder after the corporate name is changed.

The proposed increase in authorized capital of the Company was approved because the Company determined that its current capitalization structure would be insufficient in the event it decided to raise additional working capital through the sale of its common or preferred stock and the financial and operational expense placed upon the Company in having to solicit proxies at a later date to approve an increase in its authorized shares would be overly burdensome. The proposed increase in authorized capital will enable the Company to consummate a


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


financing at a later date should it so desire. However, with the exception of the Offering (described under the heading "Financing" below), the Company does not have any plans to issue securities of the Company in connection with any financings and the capitalization of the Company as it currently exists is sufficient to meet the needs of the Company should the Offering be completed in full (i.e., in the event the Additional Investment Rights are exercised, the 3,500,000 shares of Series A Preferred are issued and all warrants to purchase 8,000,000 shares of the common stock of the Company exercised).

Upon the effectiveness of such increase, as a general matter approval from the shareholders will not be required for the issuance of any newly-authorized shares, except as otherwise required by law or applicable rules of any market upon which the Common Stock may trade.

The increase in authorized capital will not affect the percentage ownership interest in the Company or percentage voting power of any holder of Common Stock or Preferred Stock. Such increase in authorized capital will have no effect on the number of shares of Common Stock or Preferred Stock outstanding; however, it will make possible the subsequent issuance of additional shares of Common and Preferred Stock, all as described above.

After this Information Statement has been filed with the SEC and mailed to all holders of record of the Company's shares, and upon the expiration of all applicable waiting and review periods under the Exchange Act, the Company will file a Certificate of Amendment to its Articles of Incorporation effecting the Corporate Actions.

Neither the Nevada Revised Statutes nor our Articles of Incorporation or Bylaws provide for any statutory rights of appraisal in connection with the Corporate Actions.


SUMMARY OF THE LICENSE

The following is a summary of the material terms of the License. This summary does not contain all of the information that is important to you, and it is qualified in its entirety by reference to the full text of the License Agreement, which is attached hereto as Exhibit A and incorporated herein by reference. In addition, a detailed discussion of the License follows the summary in this Information Statement.


STRUCTURE OF THE LICENSE

On August 20, 2004, the Company entered into the License Agreement with Technology Alternatives. The License Agreement is by and among the Company, Technology Alternatives and Hedin, as the warranting shareholder. Immediately prior to the closing of the License Agreement, Hedin was the sole member of the Company's board or directors and its only executive officer. The License Agreement was consummated on August 24, 2004.


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


Pursuant to the License Agreement, in exchange for the issuance of ten million forty four thousand (10,044,000) shares of common stock, the Company licensed certain intellectual property owned by Technology Alternatives. The Company also received the right to sublicense certain of the intellectual property. The initial term of the License is six (6) months, which six (6) month term is automatically extended for additional six (6) month terms until terminated by mutual agreement of the Company and Technology Alternatives. As partial consideration for entering into the License Agreement, the Company also received One Hundred Thousand Dollars ($100,000) to satisfy certain liabilities of the Company. In connection with the License Agreement, twenty seven million two hundred nineteen thousand (27,219,000) shares of the common stock of the Company were cancelled (the "Cancellation"). Further, Technology Alternatives agreed to indemnify the Company and Hedin from certain liabilities in connection with the License Agreement.

Per the terms of the License Agreement, the Company is obligated to successfully raise working capital pursuant to an equity financing(s) within certain time periods  and avoid  diluting  its  historical  shareholders  beyond a  specified amount. Failure to successfully raise working capital pursuant to an equity financing(s) or exceeding the dilution limitations of the historical shareholders can result in the termination of the License Agreement. In the event the License Agreement is terminated for any of the above reasons, all contracts and capital received in connection with any financing and any and all property received by the Company subsequent to the closing of the License Agreement (the "Closing") shall terminate as they relate to the Company and shall be transferred as directed by the President and Chief Executive Officer of the Company as of the Closing and the intellectual property shall be licensed to another company. Further, Technology Alternatives has agreed to take all steps necessary to reimburse certain investors in the Company, cancel certain shares issued pursuant to any equity financing(s) and reinstate the management and board of directors of the Company as they were prior to the License Agreement.

Technology Alternatives granted to the Company a worldwide, exclusive, fully paid, license to United States Patent No: 6,587,441 (the "Patent") and certain of its hardware, software, copyrights, trademarks and other intellectual property including all rights to make, use, offer to sell, sell, and import, exploit, update, enhance, fix, maintain, sublicense to third-party end users and adapt the intellectual property as the Company, in its sole discretion, deems appropriate. The Company acknowledged that its utilization of the intellectual property will not create in it, nor will it represent it has, any right, title, or interest in or to such intellectual property other than the licenses expressly granted in the License Agreement. In reference to the Patent, Technology Alternatives granted to the Company a paid up (excepting only the payments expressly contemplated under the License Agreement), exclusive, nontransferrable, perpetual, royalty free license to make, have made, use, sell, offer for sale, and import products that would otherwise infringe the Patent.


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


Technology Alternatives, within the Technology Alternatives Grant Back Fields of Use, may, at its sole discretion, market, and license the intellectual property under names and tradenames of its own choosing, and may develop updated and modified versions and derivative works of the intellectual property without attribution of authorship to the Company. The Company shall own, subject to the Technology Alternatives Grant Back Fields of Use, all rights and title, including copyrights, in and to updated and modified versions of derivative works of the IP without requiring permission from Technology Alternatives, and without incurring payment obligations to Technology Alternatives. Technology Alternatives may market the defined Technology Alternatives Grant Back Fields of Use intellectual property in whatever manner and at whatever prices it deems fit.

The Company granted back to Technology Alternatives a fully-paid non-exclusive right to use the intellectual property in three (3) specific fields of use, namely banking, transportation, and healthcare and all necessary tools (i.e., generic routines, subroutines, test equipment, jigs, vendor samples, software for testing, or other related use, graphics, displays, documentation, programs, methods and/or algorithms which define functionality unique to the intellectual property).

EFFECT OF THE LICENSE ON STOCKHOLDERS

The holders of the Company's Common Stock and Preferred Stock are not entitled to receive any cash, stock or other property in connection with, or as a result of, the License.

As a result of the issuance of shares of Common Stock in connection with the License, existing stockholders have suffered substantial dilution in their equity ownership and voting power.

ACTIONS TAKEN TO APPROVE THE LICENSE

The License was effected pursuant to the License Agreement, which was approved by the unanimous written consent of the Company's Board of Directors on August 20, 2004. Under applicable Nevada law, approval by the Board of Directors was sufficient to authorize the License.

ELECTION OF DIRECTORS AND OTHER MANAGEMENT CHANGES

On August 19, 2004, Hedin, the sole member of the board of directors, Chief Executive Officer and Chief Financial Officer of the Company, resigned from the aforementioned positions. On August 19, 2004, and immediately prior to the resignation of Hedin, Solomon, George Loera and C. Pete Ashi were appointed to the board or directors. Further, on August 19, 2004, and immediately following to the resignation of Hedin from the aforementioned positions, Solomon, Irwin Williams and David Otto were appointed as the President & Chief Executive Officer, Chief Financial Officer and Secretary of the Company, respectively.


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


James E. Solomon

Jim Solomon is the CEO/President of Technology Alternatives, Inc. of Schaumburg, Illinois. Mr. Solomon's career has been that of the technology entrepreneur and he has been active in the technology industry for the past 32 years. Mr. Solomon's experience includes work as a developer, engineer, and creator of businesses in the PC, CD-ROM, Relational Database, Telecommunications and Wireless industries.

After many years of participation in the AeA (American Electronics Association), Mr. Solomon became the chairman for the Midwest Council, member of the national board of directors, International and Technology committees. Through the AeA, he has become an advisor on wireless technologies to World Business Chicago, Chicago Software Association - Wireless Roundtable, Chicagoland Chamber of Commerce, Metropolitan Planning Commission, Chicagoland Workforce Boards, the Mayor's Council of Technology Advisors (Chicago) and currently is a Member of the Governor's Broadband Task Force (Illinois).

Mr. Solomon has successfully raised over $15M through venture funds in multiple rounds for several of his companies. He developed relationships with every major telecommunications carrier and several minor carriers in the U.S., Canada, Ecuador, Colombia, Peru, Australia, New Zealand, and China markets. Mr. Solomon developed partner relationships with NCR, Diebold, Fujitsu, and created strategic relationships with Chase, Citicorp, First Union, Nations, Bank of America and Wells-Fargo Banks.

Mr. Solomon's companies developed the technology for the electronic image capture, store and forward of "mug shots" for law enforcement for the Chicago police department. Other clients have included AT&T, Hyatt Hotels, Wal-Mart, Kmart, J.C. Penney's, and Sears for development of mission critical on-line transaction processing applications. Mr. Solomon's company was one of the first licensees of CD-ROM technology in the U.S. and developed strong international relationships in the Netherlands and Japan. As a result he became one of the industry leaders in tools for image digitization, storage, retrieval and transmission for the insurance, banking and intelligence markets.

Mr. Solomon has held a series of positions with ever increasing responsibilities for both domestic and international companies including GOOItech, Sayers Advanced Systems, Informix, MicroTRENDS, Digital Research, Wang Laboratories and Tandem Computer. These organizations gave him the opportunity to develop relationship and management skills with customers in the Telecommunications, Insurance, Financial, Banking, Distribution and Pharmaceutical industries.

Mr. Solomon's educational background includes the University of Missouri at Columbia, Civil Engineering, University of Missouri at Kansas City, Business Administration, and the Stanford University Executive MBA Program. In addition to Mr. Solomon's AeA duties his professional memberships have included the Chief Information Officer Organization, Strategic Account Management Association
(SAMA), Wireless Data Forum, Cellular Telephone Industry Association (CTIA), American Banking Association, Banking Industry Association, and the International Association of Home Financing.


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


George Loera

For the past 18 years Mr. George Loera has been the owner and President of Chicago United Industries. Ltd., a multi-million dollar distribution and supply company located in Chicago, Illinois. Mr. Loera is active in local civic and business affairs, being Co-Founder and Past President of the Mexican-American Chamber of Commerce of Illinois from 1992 to 1995. Mr. Loera also served as Chairman of the Board. Mr. Loera is also the Founder and Co-Chair of Paths to Achievement, a mentoring organization for Chicagoland middle school children.

Mr. Loera also previously served as a director for 6 years and as Vice President for the Hispanic American Construction Industry Association, an association focusing on promoting opportunities for Hispanic construction, engineering and supply companies. He has been a member of the Hispanic American Construction Industry Association for the past 18 years.


Mr.  Loera was the Co-Chair of the Latino  Coalition  in Defense of  Affirmative
Action from 1987 to 1989. Mr. Loera is currently a Director for the Latino Technology Association, an association focusing on promoting opportunities for Latino technology businesses.


Mr. Loera earned his BBA in Organizational Management from the University of Iowa in 1977, and was enrolled in the Electrical Engineering Curriculum at the University of Illinois, Champaign, Illinois from 1969 to 1970. Mr. Loera also served as a Sergeant in the United States Marine Corps, 1st Force Reconnaissance Company, Fleet Marine Force, Pacific from 1971 to 1973.

C. Pete Ashi

Mr. C. Pete Ashi has over 22 years of Information Systems industry experience. Over the past Five years, Mr. Ashi has served as the Vice President of National Operations for TM Floyd & Company, a $55M Information Technology consulting firm with major clients in the Health Insurance and Property & Casualty industries. His career has evolved from computer programming and support, to recruiting, sales and marketing, and management.


Mr. Ashi formed Ashi & Associates, a Dallas based search firm, in 1984 and served as President from 1984 to 1987. Mr. Ashi relocated to Chicago in 1988 to lead a start-up branch for IMI Systems, Inc., an Information Technology consulting firm. Mr. Ashi worked for IMI Systems, Inc. from 1987 to 1989.


In March, 1989 Mr. Ashi was recruited to Keane, Inc, a billion dollar publicly traded Information Technology consulting firm, to develop a sales territory. Mr. Ashi worked for Keane, Inc. until 1993. Following his work with Keane, Inc., Mr. Ashi joined TM Floyd & Company in 1993 as Director of Business Development and was subsequently promoted to Vice President of Operations in 1994, followed by a promotion to Vice President of National Operations in 1999.


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


Mr. Ashi is also the co-founder of the Friends of Drummond, a charitable organization chartered with promoting education in his community, and sits on the board of Ant Systems, Inc. Aside from his responsibilities to TM Floyd & Company, he is the Chairman of the Illinois Century Network Policy Committee.


Mr. Ashi attended the University of Pennsylvania from 1978 to 1980 and graduated from the University of Pittsburgh's School of Computer Technology with a BS in 1981.


Mr. Ashi resides in Chicago with his wife Sandra and daughter Isabella.

Irwin A. Williamson

Prior to joining the Company, Mr. Williamson served as Chief Financial Officer of Recognition Source, LLC, a producer of wireless access control devices. From 1996 to 2002, Mr. Williamson served as Chief Financial Officer and Vice President of Globe Building Materials, Inc., a manufacturer of residential roofing materials. From 1988 to 1996, Mr. Williamson served as the Chief Financial Officer of International Imaging Electronics, a manufacturer of medical imaging devices. From 1984 to 1988 Mr. Williamson served as Corporate Controller to the Seatt Corporation, a manufacturer of consumer electronics. From 1981 to 1984 Mr. Williamson was a senior financial planning analyst with ARCO Metals, a division of Atlantic Richfield Company. From 1978 to 1981 Mr. Williamson held various operations and financial management positions with the Essex Group, a division of United Technologies. Mr. Williamson holds a degree in accounting from Indiana University.

Mr. Williamson resides in Aurora, Illinois with his wife Julia and daughter Jaimie.

David M. Otto

David M. Otto is a Seattle-based attorney and President of The Otto Law Group. Mr. Otto's practice focuses on corporate finance, securities, mergers and acquisitions and corporate law and governance. Mr. Otto began his law practice on Wall Street in New York City in 1987, where he concentrated on significant corporate leveraged buyout and takeover transactions and equity and debt offerings for investment banks, venture capital firms and Fortune 1000 companies. In 1991, Mr. Otto moved to Seattle in order to dedicate his extensive experience in corporate law and finance, mergers and acquisitions, corporate governance, public and private securities offerings and venture capital financing to entrepreneurs, technology innovators, start-up, emerging growth and middle-market businesses. In July of 1999, Mr. Otto founded his own firm, The Otto Law Group, PLLC, in Seattle, Washington, to better serve technology-based start-up, emerging growth and middle-market companies with respect to corporate finance, securities, strategic development, corporate governance, mergers, acquisitions and venture capital and private equity matters. Recent transactions completed by The Otto Law Group include an initial public offering for a digital technology company, acquisition and financing of an education services and products public company, private financing for the national expansion of a window coverings manufacturer, '34 Act compliance work for several technology and service businesses, a share exchange and proxy for a publicly held company, rendering opinions regarding various cross-border financings and acquisitions and private placements for electronic component, digital music, e-commerce and wireless broadband companies.

Mr. Otto has authored "Venture Capital Financing" and "Taking Your Company Public" and lectured to businessmen, accountants, lawyers, and graduate students at the University of Washington Business School on venture capital financing and going public. He is currently a member of the Board of Directors of Dtomi, Inc., Uniphyd Corporation, SinoFresh Healthcare, Inc., Excalibur USA Custom Window Fashions, Inc. and Saratoga Capital Partners, Inc. He is also a member of the American Bar Association Committee on the Federal Regulation of Securities, Subcommittee on the 1933 Act and Chairman of the Legislation Subcommittee of the ABA's Venture Capital and Private Equity Committee. Mr. Otto is admitted to practice law in New York and Washington.

Mr. Otto graduated from Harvard University in 1981 with his A.B. in Government and Fordham University School of Law in 1987 where he earned his Juris Doctorate and served as a Commentary Editor on the Fordham International Law Journal.

FINANCING

Immediately subsequent to the consummation of the License Agreement, on August 24, 2004, in exchange for Five Hundred Thousand Dollars ($500,000) the Company sold 500,000 shares of the Company's Series A Convertible Preferred Stock (purchase price of One Dollar ($1.00) per share) (the "Series A Preferred"), warrants to purchase 8,000,000 shares of the Company's common stock (exercise price of One Dollar ($1.00) per share) (the "Warrants") and Additional Investment Rights to purchase 3,500,000 additional shares of Series A Preferred (purchase price of One Dollar ($1.00) per share) (the "Offering"). Each share of the Series A Preferred converts into two (2) shares of the common stock of the Company.

ABSENCE OF APPRAISAL RIGHTS

Neither Nevada law nor our Articles of Incorporation or By-laws provide the Company's shareholders with dissenters' appraisal rights in connection with the License. This means that no shareholder is entitled to receive any cash or other payment as a result of, or in connection with, the License, even if a shareholder has not been given an opportunity to vote with respect to the License.


CHANGE OF CONTROL

In connection with the License Agreement, Lindsay Hedin's ownership of the common stock of the Company was decreased from fifty one percent (51%) of the total issued and outstanding common stock such that he no longer owns a majority of the shares of the Company.

In connection with the License Agreement, James E. Solomon was issued approximately thirty eight percent (38%) of the issued and outstanding common stock of the Company. In connection with the License Agreement, Technology Alternatives was issued approximately thirty three percent (33%) of the issued and outstanding stock of the Company. Solomon is the President, Chief Executive Officer and majority shareholder of Technology Alternatives and, as such, has the power to vote the shares of common stock beneficially owned by Technology Alternatives. Subsequent to the sale of the 500,000 shares of the Company's Series A Preferred stock in connection with the private placement of certain securities of the Company (the "Initial Series A Preferred"), and the issuance of the shares of common stock of the Company pursuant to the License Agreement, Solomon controls approximately thirty five percent (35%) of the voting power of the Company and Technology Alternatives controls approximately thirty one percent (31%) of the voting power of the Company. Accordingly, in certain circumstances Solomon, voting shares beneficially owned by him, along with voting the shares beneficially owned by Technology Alternatives, has the power to vote approximately sixty six percent (66%) of the shares of the Company.

ADDITIONAL INFORMATION

If you have more questions about the Corporate Actions or the License after reading this Information Statement, you should contact Irwin Williamson at (847) 870-2601. See also, "Where you Can Find More Information" and "Incorporation of Documents by Reference."

THE LICENSE

Technology Alternatives granted to the Company a worldwide, exclusive, fully paid, license to United States Patent No: 6,587,441 (the "Patent") and certain of its hardware, software, copyrights, trademarks and other intellectual property including all rights to make, use, offer to sell, sell, and import, exploit, update, enhance, fix, maintain, sublicense to third-party end users and adapt the intellectual property as the Company, in its sole discretion, deems appropriate. The Company acknowledged that its utilization of the intellectual property will not create in it, nor will it represent it has, any right, title, or interest in or to such intellectual property other than the licenses expressly granted in the License Agreement. In reference to the Patent, Technology Alternatives granted to the Company a paid up (excepting only the payments expressly contemplated under the License Agreement), exclusive, nontransferrable, perpetual, royalty free license to make, have made, use, sell, offer for sale, and import products that would otherwise infringe the Patent.

Technology Alternatives, within the Technology Alternatives Grant Back Fields of Use, may, at its sole discretion, market, and license the intellectual property under names and tradenames of its own choosing, and may develop updated and modified versions and derivative works of the intellectual property without attribution of authorship to the Company. The Company shall own, subject to the Technology Alternatives Grant Back Fields of Use, all rights and title, including copyrights, in and to updated and modified versions of derivative works of the IP without requiring permission from Technology Alternatives, and without incurring payment obligations to Technology Alternatives. Technology Alternatives may market the defined Technology Alternatives Grant Back Fields of Use intellectual property in whatever manner and at whatever prices it deems fit.

The Company granted back to Technology Alternatives a fully-paid non-exclusive right to use the intellectual property in three (3) specific fields of use, namely banking, transportation, and healthcare and all necessary tools (i.e., generic routines, subroutines, test equipment, jigs, vendor samples, software for testing, or other related use, graphics, displays, documentation, programs, methods and/or algorithms which define functionality unique to the intellectual property).


THE LICENSE AGREEMENT

On August 20, 2004, the Company entered into the License Agreement with Technology Alternatives. The License Agreement is by and among the Company, Technology Alternatives and Hedin, as the warranting shareholder. Immediately prior to the closing of the License Agreement, Hedin was the sole member of the Company's board or directors and its only executive officer. The License Agreement was consummated on August 24, 2004.

Pursuant to the License Agreement, in exchange for the issuance of ten million forty four thousand (10,044,000) shares of common stock, the Company licensed certain intellectual property owned by Technology Alternatives. The Company also received the right to sublicense certain of the intellectual property. The initial term of the License is six (6) months, which six (6) month term is automatically extended for additional six (6) month terms until terminated by mutual agreement of the Company and Technology Alternatives. As partial consideration for entering into the License Agreement, the Company also received One Hundred Thousand Dollars ($100,000) to satisfy certain liabilities of the Company. In connection with the License Agreement, twenty seven million two hundred nineteen thousand (27,219,000) shares of the common stock of the Company were cancelled (the "Cancellation"). Further, Technology Alternatives agreed to indemnify the Company and Hedin from certain liabilities in connection with the License Agreement.

Per the terms of the License Agreement, the Company is obligated to successfully raise working capital pursuant to an equity financing(s) within certain time periods  and avoid  diluting  its  historical  shareholders  beyond a  specified amount. Failure to successfully raise working capital pursuant to an equity financing(s) or exceeding the dilution limitations of the historical shareholders can result in the termination of the License Agreement. In the event the License Agreement is terminated for any of the above reasons, all contracts and capital received in connection with any financing and any and all property received by the Company subsequent to the closing of the License Agreement (the "Closing") shall terminate as they relate to the Company and shall be transferred as directed by the President and Chief Executive Officer of the Company as of the Closing and the intellectual property shall be licensed to another company. Further, Technology Alternatives has agreed to take all steps necessary to reimburse certain investors in the Company, cancel certain shares issued pursuant to any equity financing(s) and reinstate the management and board of directors of the Company as they were prior to the License Agreement.

The License Agreement was approved by the directors of the Company on August 20, 2004. Stockholder approval was not required under Nevada law.

DESCRIPTION OF THE BUSINESS OF THE COMPANY

The Company is a Nevada  corporation with its principal  offices located at 3311
N. Kennicott Ave., Suite A, Arlington Heights, IL 60004. The telephone number of the Company is (847) 870-2601. The Company produces a secure wireless communications toolset to be used by emergency first responders for interagency interoperability, communication and collaboration. The convergence of video, voice, and data requires larger transmission bandwidth than current radio systems could provide. In addition, public safety officials require redundant networks to ensure communication capability in the event the primary system is damaged or destroyed. The Company's toolset provides multi-network capable communications for the Police, EMS, and other Homeland Security Agencies. There are 360 agencies under the Department of Homeland Security ("DHS"), of which 17,000 US police departments are but one grouping.

The 17,000 police departments in the United States are just one component of the Company's potential public sector customer base. Other public entities include nationwide: fire and EMS departments, municipal public works entities, and the 360 agencies (CIA, FEMA, ATF, Customs, Coast Guard, etc.) that fall under the jurisdiction of the Department of Homeland Security.

Private companies (hospitals, banks, casinos, retail establishments, etc.) comprise an additional customer segment. The Company will initially target local, state, and federal public safety and service agencies that are interested in pooling their communications resources into a single, shared standards-based infrastructure that will support public-safety first responders.

Market Solution

The Company, through its proprietary hardware, network, and communications components, delivers a complete technology solution that communicates data and mission critical imagery between remote first responders and central command and control centers by using any and all existing public wireless networks, coupled with secure agency networks. These existing wireless networks include the new
802.11 or Wi-Fi networks, and spread spectrum technologies, which include licensed frequencies, for which the carriers pay a fee to the government to be utilized in a specific location and unlicensed frequencies, which are free to the public to use; 802.11 or Wi-Fi networks fall into this unlicensed category.

The Company solution provides a scalable, robust, secure, communications method for first responders to provide interoperable communications and interagency interoperability, communication and collaboration. The proposed Homeland Security Agency ("HSA") budget to build this capability was $3.5 billion out of the proposed $37.5 billion for the entire Fiscal Year 2003 HSA budget.

The Company currently offers an integrated line of products and services. The current product offerings include: Police In-Car Video Recording Systems; Portable Surveillance-Cam Video Recording Systems; Wireless Communications Module; and Ruggedized Enclosure for Cisco 3200 Mobile Wireless Router

Police In-Car Video Recording Systems. The Company's principal product consists of a ruggedized, climate- controlled "vault", which houses either VCR, DVD or Hard Drive and control electronics, an overhead console providing a video monitor and user interface, a forward facing 176X Zoom camera and an infra-red rear seat camera/microphone. Enhanced versions of the systems, with a universal laptop computer interface product, have been completed and have resulted in relationships with, ruggedized tablet PC makers focused in the law enforcement and emergency response industries.

Portable Surveillance-Cam Video Recording Systems. Utilizing a Pan-Tilt-Zoom camera packaged with custom controls, tripod mount, and wireless transmission system, these units are ideal for temporary surveillance situations such as monitoring drug, gang, vandalism, and other activities.

Wireless Communications Module. Available in multi-network capable Mobile or Fixed Location versions, this product creates a secure incident scene virtual private network that allows first responders to maintain communications even if major infrastructure is destroyed. The Communications Module also provides wireless connectivity among in-building camera systems, emergency response vehicles and dismounted first responders. Designed to be the common interface solution in a bank robbery or school security situation, the ruggedized enclosure allows it to withstand harsh environmental conditions such as weather and temperature extremes in vehicles or remote placement scenarios.

Current Services Offerings: The Company has developed a series of value added enhanced offerings and capabilities that provide an potential ongoing revenue and relationship opportunities with both customers and solution partners. These enhanced capabilities represent the critical differences in the Company's ability to deliver a true "turnkey solution" for secure mobile wireless first responder systems and differentiate the Company from most other integrators in this space. These offerings include:

     o    Grant Writing

     o    Integration Services

     o    Project Implementation Services

     o    Maintenance and Support Services

Grant Writing. In the Fiscal Year 2004 budget, the Department of Homeland Security has made $3.5 billion available to first responders nationwide for equipment purchases. The Company has an on-staff grant writer to assist our customers in obtaining these federal funds.

Integration Services. The Company's standards-based products are open-architectured, allowing for integration with peripheral devices. The Company has established strategic alliances with companies providing infrastructure design and installation, peripheral device manufacturers, and software vendors. The Company believes these relationships will generate additional revenues for the Company when sold as part of a turnkey solution package.

Maintenance and Support Services. In addition to the revenue stream generated by the implementation, there are continuing revenues associated with on going service, support, and expansion of these networks.

REASONS FOR THE LICENSE; FACTORS CONSIDERED BY THE BOARD OF DIRECTORS

In approving the terms of the License, the Board of Directors concluded that the benefits that the Company would receive as a result of the License represented fair value for the shares of Common Stock to be issued in the License. In reaching this conclusion, the Board of Directors considered a number of factors, including the following:


(1) the opportunity to gain access to the intellectual property of Technology Alternatives and the business relationships created by James E. Solomon of Technology Alternatives in the secured communications and related industries, as well as in the financial community, which would support the Company's planned business operations and its efforts to establish a secured communications business;

(2) the agreement OF Mr. Solomon to serve as a director and as President & Chief Executive Officer of the Company;

(3)  the value of the intellectual property held by Technology Alternatives;

(4) the opportunities for the Company to reposition and establish itself in the secured communications industry having regard to the experience and successes of Mr. Solomon;

(5) the benefits of access to the businesses with which Mr. Solomon is associated; and

(6) the opportunity to develop and launch new initiatives that had been suggested by Mr. Solomon during the License discussions.

In view of the variety of factors considered in connection with its evaluation of the License, the Board of Directors did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Rather, the Board of Directors viewed its recommendation as being based on the totality of the information presented to and considered by it.


CHANGES  IN  THE  COMPOSITION  OF THE  COMPANY  BOARD  AND  CHANGES  IN  COMPANY
MANAGEMENT

On August 19, 2004, Hedin, the sole member of the board of directors, Chief Executive Officer and Chief Financial Officer of the Company, resigned from the aforementioned positions. On August 19, 2004, and immediately prior to the resignation of Hedin, Solomon, George Loera and C. Pete Ashi were appointed to the board or directors. Further, on August 19, 2004, and immediately following to the resignation of Hedin from the aforementioned positions, Solomon, Irwin Williams and David Otto were appointed as the President & Chief Executive Officer, Chief Financial Officer and Secretary of the Company, respectively.

INTERESTS OF CERTAIN PERSONS IN THE LICENSE AGREEMENT

In connection with the License Agreement, James E. Solomon was issued approximately thirty eight percent (38%) of the issued and outstanding common stock of the Company. In connection with the License Agreement, Technology Alternatives was issued approximately thirty three percent (33%) of the issued and outstanding stock of the Company. Solomon is the President, Chief Executive Officer and majority shareholder of Technology Alternatives and, as such, has the power to vote the shares of common stock beneficially owned by Technology Alternatives. Subsequent to the sale of the Initial Series A Preferred, and the issuance of the shares of common stock of the Company pursuant to the License Agreement, Solomon controls approximately thirty five percent (35%) of the voting power of the Company and Technology Alternatives controls approximately thirty one percent (31%) of the voting power of the Company. Accordingly, in certain circumstances Solomon, voting shares beneficially owned by him, along with voting the shares beneficially owned by Technology Alternatives, has the power to vote approximately sixty six percent (66%) of the shares of the Company.

Mr. Solomon and the Company entered into an Employment Agreement on or around August 24, 2004. Per the terms of the Employment Agreement, Mr. Solomon is to be employed by the Company as the Chief Executive Officer for an initial period of three (3) years, which period shall be automatically renewed until terminated by the Company. Solomon's annual salary is One Hundred and Seventy Five Thousand Dollars ($175,000). Solomon is eligible to receive an annual cash bonus of up to Two Hundred Fifty Thousand Dollars ($250,000) in connection with the gross revenues of the Company and has been granted options to purchase up to one million (1,000,000) shares of the common stock of the Company, subject to vesting.

EMPLOYEE BENEFIT PLANS

The Company does not currently have any employee benefit plans. In the near future, the Company intends to adopt an employee stock option plan and grant options to purchase approximately 5,000,000 shares of the common stock of the Company pursuant to a 2004 Employee Stock Option Plan (the "Options"). The Options will be subject to certain vesting requirements.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

With the exception of the salary in the amount of $175,000 per year to be paid to Solomon in the event his Employment Contract is terminated without cause, we have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

INDEMNIFICATION

The License Agreement provides that the Company will indemnify Lindsay Hedin for losses resulting from the breach of any representations, warranties or covenants in connection with the License Agreement. In addition, the Company will indemnify Hedin for losses resulting from the the License Agreement.


CONSIDERATION FOR THE SHARES

Pursuant to the License Agreement, in exchange for the issuance of ten million forty four thousand (10,044,000) shares of common stock, the Company licensed certain intellectual property owned by Technology Alternatives. The Company also received the right to sublicense certain of the intellectual property. The initial term of the License is six (6) months, which six (6) month term is automatically extended for additional six (6) month terms until terminated by mutual agreement of the Company and Technology Alternatives. As partial consideration for entering into the License Agreement, the Company also received One Hundred Thousand Dollars ($100,000) to satisfy certain liabilities of the Company.

FINANCING

Immediately subsequent to the consummation of the License Agreement, on August 24, 2004, in exchange for Five Hundred Thousand Dollars ($500,000) the Company sold 500,000 shares of the Company's Series A Convertible Preferred Stock

(purchase price of One Dollar ($1.00) per share) (the "Series A Preferred"), warrants to purchase 8,000,000 shares of the Company's common stock (exercise price of One Dollar ($1.00) per share) (the "Warrants") and Additional Investment Rights to purchase 3,500,000 additional shares of Series A Preferred (purchase price of One Dollar ($1.00) per share) (the "Offering"). Each share of the Series A Preferred converts into two (2) shares of the common stock of the Company.

LOCKUP AGREEMENT

In connection with the Offering, James E. Solomon entered into a LockUp Agreement pursuant to which he agreed, for a period of six (6) months, not to
(1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock received by James E. Solomon in connection with the License Agreement, or any securities convertible into or exercisable or exchangeable for Common Stock received by James E. Solomon in connection with the License Agreement or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock received by James E. Solomon in connection with the License Agreement. In addition, James E. Solomon agreed that, without the prior written consent of certain of the investors in the Offering, he will not, for a period of six (6) months, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

DILUTION

As a result of the issuance of shares of Common Stock in connection with the License Agreement and the Cancellation, existing stockholders experienced substantial dilution in their equity ownership and voting power. After giving effect to the issuance of all the shares issuable pursuant to the License Agreement and after the Cancellation, the holders of Common Stock experienced a reduction in the aggregate of their ownership and voting percentages of approximately 87% relative to the percentages existing immediately prior to the effective date of the License Agreement and the Cancellation.

FAIRNESS OPINION

The Company did not obtain a fairness opinion in connection with the License Agreement. Technology Alternatives, however, engaged Venture Marketing of Downers Grove, Illinois, to provide an independent opinion as to the fairness of the License. Venture Marketing offers strategic marketing consulting and tactical services for businesses. Much of Venture Marketing's work over the last eight years has involved high technology startups. Venture Marketing has been involved with many technology start-ups and often qualifies them based upon market potential and other, frequently startup-specific, business factors.

Venture Marketing delivered its opinion with respect to the License on July 30, 2004. The opinion of Venture Marketing stated that, as of such date, subject to the conditions, assumptions, limitations and understandings set forth in such opinion and summarized below, the License and consideration to be received therefore was "extremely fair and timely" for Technology Alternatives. The amount of consideration to be paid in the License Agreement was determined through negotiations between the Company and Technology Alternatives board of directors and President and Chief Executive Officer, James E. Solomon.

Venture Marketing received a fee of $1,500 for its services in rendering the fairness opinion. The amount of the fee was not contingent upon the conclusions reached in the fairness opinion.

The opinion of Venture Marketing will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested equity security holder of the Company or a representative of such holder who has been so designated in writing.

REGULATORY APPROVALS

The Company is not aware of any approval or other action by any governmental, administrative or regulatory authority or agency that were required in connection with the License and the other transactions contemplated by the License Agreement.


FEES AND EXPENSES

The License Agreement provides that all costs and expenses incurred in connection with the License Agreement and the transactions contemplated thereby shall be paid by the party incurring such fees or expenses.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material federal income tax consequences of the Corporate Actions and the License, and does not purport to be a complete discussion of all of the possible federal income tax consequences of such actions. Also, it does not address the tax consequences to stockholders who are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non resident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the currently existing provisions of the Internal Revenue Code of 1986, as amended, and the existing regulations, judicial decisions and administrative rulings issued thereunder, all of which are subject to change, possibly with retroactive effect. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.

THE SUMMARY OF TAX CONSEQUENCES SET FORTH BELOW IS FOR GENERAL INFORMATION ONLY AND IS BASED ON THE LAW IN EFFECT ON THE DATE HEREOF. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE CORPORATE ACTIONS, THE LICENSE AND THE OTHER TRANSACTIONS DISCUSSED HEREIN.

No taxable income, gain or loss should be recognized by a stockholder of the Company as a result of the Corporate Actions. Certain shareholders of the Company that received shares in connection with the License Agreement may experience taxable income.

DESCRIPTION OF COMMON STOCK

The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Holders of Common Stock are entitled to share in any and all dividends that our board of directors, in its discretion, declares from fund legally available for that purpose. In event of any liquidation or dissolution of the Company, the holders of Common Stock are entitled to participate in and share pro rata in the assets available for distribution to stockholders. Any distribution would be subsequent to payment of our liabilities and may be subject to any preferential rights of any Preferred Stock or other senior security then outstanding. The holders of the Common Stock have no cumulative voting, preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any shares of Preferred Stock or senior securities which we may designate in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our Board of Directors has fixed September ___, 2004 as the record date for the determination of stockholders entitled to receive this Information Statement
(the "Record Date"). As of the Record Date there were 12,000,000 shares of Common Stock issued and outstanding and 500,000 shares of Series A Convertible Preferred Stock issued and outstanding. The holders of the Preferred Stock have the right to convert each share of Preferred Stock into two (2) shares of Common Stock.

In connection with the Offering, the Company issued warrants to purchase 8,000,000 shares of the Company's common stock (exercise price of One Dollar
($1.00) per share) and Additional Investment Rights to purchase 3,500,000 additional shares of Series A Preferred (purchase price of One Dollar ($1.00) per share).

The following table sets forth certain information as of the Record Date with respect to the beneficial ownership of shares of Common Stock, by (i) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding share capital, (ii) the directors and executive officers and (iii) the directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act and is based upon information furnished by the persons listed or contained in filings made by them with the SEC. To the Company's knowledge, each person has sole voting and investment power over the shares unless otherwise noted.


                                                AMOUNT AND NATURE OF      PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP      OF CLASS(1)
---------------------------------------------   --------------------      -----------
James E. Solomon, President and CEO, Director
3311 N. Kennicott Ave., Suite A, Arlington                 4,544,000               38%
Heights, IL 60004
-------------------------------------------------------------------------------------
Technology Alternatives, Inc.
3311 N. Kennicott Ave., Suite A, Arlington                 4,000,000(2)            33%
Heights, IL 60004
-------------------------------------------------------------------------------------
C.  Pete  Ashi,
Director
3311 N. Kennicott Ave., Suite A, Arlington                    75,000             .006%
Heights, IL 60004
-------------------------------------------------------------------------------------
Diane Marie Loera
3311 N. Kennicott Ave., Suite A, Arlington                   600,000(3)             5%
Heights, IL 60004

-------------------------------------------------------------------------------------
Directors   and Executive Officers as a Group              4,619,000(4)            38%
-------------------------------------------------------------------------------------


(1) Does not include the 500,000 shares if Series A Preferred stock currently issued and outstanding which may be converted into 1,000,000 shares of common stock, in the aggregate, subject to certain adjustments.

(2) Solomon is the President, Chief Executive Officer and majority shareholder of Technology Alternatives, Inc. and, as such, has the power to vote the shares of common stock beneficially owned by Technology Alternatives, Inc. Accordingly, in certain circumstances, Solomon, voting shares beneficially owned by him, along with voting the shares beneficially owned by Technology Alternatives, Inc., has the power to vote approximately sixty six percent (66%) of the shares of the Company.

(3) Family member of George Loera, a member of the board of directors of the Company.

(4) Based on 12,000,000 shares of common stock issued and outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                       WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth
Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information the Company files electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


DELIVERY OF DOCUMENTS TO MULTIPLE STOCKHOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders. Upon receipt of such notice, the Company will undertake to deliver promptly a separate copy of the Information Statement to the stockholder at a shared address to which a single copy of the documents was delivered and provide instructions as to how the stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement. In the event a stockholder desires to provide such notice to the Company, such notice may be given verbally by telephoning the Company's offices at (847) 870-2601 or by mail to 3311 N. Kennicott Ave., Suite A, Arlington Heights, IL 60004.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you without re-printing the information in this Information Statement by referring you to prior and future filings with the SEC. The information we incorporate by reference is an important part of this Information Statement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents filed by the Company pursuant to the Exchange Act: (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003; and (ii) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The following information from the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 is incorporated by reference herein: Item 6 (Management's Discussion and Analysis or Plan of Operation), Item 7 (Financial Statements), Item 8 (Changes In and Disagreements with Accountants on Accounting and Financial Disclosure).

You may request a copy of these filings (other than an exhibit to any of these filings unless we have specifically incorporated that exhibit into this filing), at no cost, by writing or telephoning us at the following address:

Dendo Global Corp.
3311 N. Kennicott Ave.
Arlington Heights, IL 60004
(847) 870-2601

We will provide such requested copies by first class mail or other equally prompt means within one business day of such request.

You should rely only on the information we have provided or incorporated by reference in this Information Statement or any supplement. We have not authorized any person to provide information other than that provided here. We have not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement or any supplement is accurate as of any date other than the date on the front of the document.


CAUTIONARY WARNINGS REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. Changes in the circumstances upon which we base our predictions and/or forward-looking statements could materially affect our actual results. Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: (1) whether the prime vendor contract for secured first responder communications between IBM and Cook County is executed and successfully completed; (2) whether our significant component suppliers are able to deliver their products on a timely basis; (3) whether the investors in the Offering elect to (a) exercise their Additional Investment Rights and purchase an additional $3,500,000 shares of Series A Preferred stock, and (b) exercise their warrants to purchase 8,000,000 shares of common stock for $1.00 per share from us; (4) whether the "Termination Option" (as defined in the License Agreement) of the License Agreement is exercised; (5) the ability of the Company to attract and retain key personnel; (6) litigation with our shareholders and/or the shareholders of Technology Alternatives; (7) the Company's ability to comply with federal, state and local government regulations; and (8) other factors over which we have little or no control.

DENDO GLOBAL CORP.


BY ORDER OF THE BOARD OF DIRECTORS


/s/ James E. Solomon
-----------------------------------
Name: James E. Solomon
Title: President and CEO

                                    EXHIBIT A

                     INTELLECTUAL PROPERTY LICENSE AGREEMENT

                          Technology Alternatives, Inc.
                               Dendo Global Corp.

                                 August 20, 2004

         This Intellectual Property License Agreement ("Agreement") is entered into August 20, 2004 (the "Execution Date") between Technology Alternatives, Inc., an Illinois corporation ("Licensor"), and Dendo Global Corp., a Nevada corporation ("Licensee").

         Licensor owns that certain intellectual property set forth in Schedule A, attached hereto and incorporated by reference herein, which intellectual property includes, without limitation, all listed hardware, software, copyrights, trademarks and other intellectual property (the "Intellectual Property"), and United States Patent No: 6,587,441, a description of which is attached hereto as Exhibit A, registered in Licensor's name and filed with the United States Patent Trademark Office ("USPTO") on or around August 24, 1999 (the "Patent")1 (collectively the Intellectual Property and the Patent shall be referred to as herein as the "IP"), and wishes to grant a license to the IP to the Licensee in exchange for shares of the common stock of Licensee.

         Accordingly, the parties agree as follows:

1.       License2.

         1.1 Grant. Licensor hereby grants to Licensee a worldwide, exclusive, fully paid, license to the IP including all rights to make, use, offer to sell, sell, and import, exploit, update, enhance, fix, maintain, sublicense to third-party end users and adapt the IP ("Use") as Licensee, in its sole discretion, deems appropriate. Licensee acknowledges that its utilization of the IP will not create in it, nor will it represent it has, any right, title, or interest in or to such IP other than the licenses expressly granted herein. In reference to the Patent, Licensor grants to Licensee a paid up (excepting only the payments expressly contemplated under this Agreement), exclusive, nontransferrable, perpetual, royalty free license to make, have made, use, sell, offer for sale, and import products that would otherwise infringe the Patent. Licensor, within the Licensor Grant Back Fields of Use (defined in Section 1.2 below), may, at its sole discretion, market, and license the IP under names and tradenames of its own choosing, and may develop updated and modified versions and derivative works of the IP without attribution of authorship to Licensee. Licensor shall own, subject to the Licensor Grant Back Fields of Use, all rights and title, including copyrights, in and to updated and modified versions of derivative works of the IP without requiring permission from Licensee, and without incurring payment obligations to Licensee. Licensor may market the defined Licensor Grant Back Fields of Use IP in whatever manner and at whatever prices it deems fit.

----------
1 The "Patent" also includes any extensions, continuations, continuations-in-part, divisions, reissues, and foreign equivalents of U.S. Patent 6,587,441.
2 The license granted pursuant to this Section 1 shall be referred to as the "License".

         1.2 Grant Back. Licensee hereby grants back to Licensor a fully-paid non-exclusive right to use the IP in three (3) specific fields of use, namely banking, transportation, and healthcare and all necessary tools (i.e., generic routines, subroutines, test equipment, jigs, vendor samples, software for testing, or other related use, graphics, displays, documentation, programs, methods and/or algorithms which define functionality unique to the IP) ("Licensor Grant Back Fields of Use").

PROVIDED, HOWEVER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO BE A REPRESENTATION OR WARRANTY BY LICENSOR OF THE VALIDITY OF ANY OF THE PATENTS OR IMPROVEMENTS. LICENSOR SHALL HAVE NO LIABILITY WHATSOEVER TO LICENSEE OR ANY OTHER PERSON FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON LICENSEE OR ANY OTHER PERSON, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM (A) THE PRODUCTION, USE, OR SALE OF ANY APPARATUS OR PRODUCT, OR THE PRACTICE OF THE PATENTS OR IMPROVEMENTS; OR (B) ANY ADVERTISING OR OTHER PROMOTIONAL ACTIVITIES WITH RESPECT TO ANY OF THE FOREGOING, AND LICENSEE SHALL HOLD LICENSOR, AND ITS OFFICERS, AGENTS, OR
EMPLOYEES, HARMLESS IN THE EVENT LICENSOR, OR ITS OFFICERS, AGENTS, OR EMPLOYEES, IS HELD LIABLE.

         1.2      Term of License

         The initial term of the License shall commence on the Closing and extend for six (6) months from the date thereof (the "Initial Term"). At the expiration of the Initial Term, this Agreement shall be automatically extended for additional six (6) month terms unless and until terminated by mutual written agreement of the Licensor and Licensee (the "Term").

         1.3      Right to Sublicense.

         Licensee  shall  have  the  right  to  market  and  grant   sublicenses
("Sublicenses") to the IP to a sublicensee ("Sublicensee").

2. Delivery. Licensor shall deliver to Licensee the IP, and copies of all documents relating thereto including, without limitation, copies of copyright and trademark registrations and copies of the patent prosecution history file for the Patent, and all pending and all final issued patents and patent claims contained therein in any jurisdiction on a schedule to be determined by the parties.

3. Consideration. Licensor shall receive, in consideration for the License granted herein and in consideration of the performance of every term, obligation and condition required to be performed hereunder, Four Million (4,000,000) validly issued, fully-paid and nonasseable shares of Licensee's common stock (the "Shares"). As additional consideration for the License granted hereunder, Licensee shall issue the Additional Shares (defined in Section 10.9.8 below) to the nominees identified by Licensor. Licensee shall issue the Shares and the Additional Shares within ten (10) days of the Closing (defined in Section 4 below) (the "Effective Date"). Licensee shall receive, in partial consideration for entering into this transaction, a non-refundable cash payment in the amount of $100,000 (the "Cash Payment") which shall be paid by Licensor to Licensee prior to the Closing (defined below).

4. Closing. Unless this Agreement shall have been terminated and the License herein contemplated shall have been abandoned pursuant to the terms of this Agreement and subject to the satisfaction or waiver of the Closing Conditions and Conditions Precedent to Licensor's Obligations (defined in
Section 10 below), the consummation of the License shall take place as promptly as practicable (and in any event within three (3) business days) after satisfaction or waiver of the Closing Conditions and delivery of all the Licensor Closing Documents (defined in Section 6 below) and the Licensee Closing Documents (defined in Section 5 below), at a closing (the "Closing") to be held at the offices of The Otto Law Group, PLLC, 900 Fourth Avenue, Suite 3140, Seattle, Washington 98164, unless another date, time or place is agreed to in writing by Licensor and Licensee.

5. Licensee Closing Documents. At the Closing, Licensee shall deliver or cause to be delivered to Licensor the following documents (collectively, the "Licensee Closing Documents"):

         5.1 Certificates Representing the Shares and the Additional Shares. One or more stock certificates representing ownership of the Shares and the Additional Shares, which certificates shall be held and released pursuant to
Section 14.15;

         5.2      Reserved;

         5.3 Licensee Officer's Certificate. A certificate dated as of the Closing executed by a duly authorized officer of Licensee certifying that all necessary actions have been taken by Licensee's shareholders and directors to authorize the transactions contemplated by this Agreement and that all representations and warranties made by Licensee in this Agreement are complete and correct in all material respects as of the Closing as if made on the Closing;

         5.4 Resolutions. Copies of signed resolutions of the board of directors of Licensee approving the following corporate actions by the Licensee:

                  5.4.1 the approval of the License and consummation of this Agreement;

                  5.4.2 approving the issuance by Licensee at Closing of the Shares and the Additional Shares;

         5.5 The Indemnification Agreement in a form reasonably agreed to by the parties;

         5.6 Licensee Officer's Certificate Regarding Corporate Documents. A certificate dated as of the Closing executed by a duly authorized officer of Licensee certifying that all minute books relating to meetings and actions of the Lesses's Board of Directors and shareholders have been delivered to Licensor; and

         5.7 Other Documents and Instruments. Such other documents and instruments as Licensor's counsel may deem to be necessary or advisable to effect the transactions contemplated by this Agreement.

6. Licensor Closing Documents. At the Closing, Licensor shall deliver or cause to be delivered to Licensee the following documents (collectively, the "Licensor Closing Documents"):

         6.1      Reserved;

         6.2 Licensor Officer's Certificate. A certificate dated as of the Closing executed by a duly authorized officer of Licensor certifying that all necessary actions have been taken by Licensor's shareholders and directors to authorize the transactions contemplated by this Agreement and that all representations and warranties made by Licensor in this Agreement are complete and correct in all material respects as of the Closing as if made on the Closing;

         6.3 Resolutions. Copies of signed resolutions of the board of directors of Licensor approving the License and execution of this Agreement;

         6.4 Investment Letters. Investment Letters in the form reasonably requested by Licensee executed by each person and entity that is receiving Shares and/or Additional Shares at Closing;

         6.5 Indemnification Agreement. The Indemnification Agreement in a form reasonably agreed to by the parties; and

         6.6 Other Documents and Instruments. Such other documents and instruments as Licensee's counsel may deem to be necessary or advisable to effect the transactions contemplated by this Agreement.

7.       Representations   and   Warranties  of  Licensee  and  the   Warranting
Shareholder to Licensor.

Lindsay  Hedin  (the  "Warranting  Shareholder"),   and  Licensee,  jointly  and
severally represent and warrant to Licensor that the statements contained in this Section 7 are correct and complete as of the date of this Agreement.

         7.1 Organization. Licensee is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Licensee has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. Licensee is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a material adverse effect ("Material Adverse Effect") upon it.

         7.2 Authorization of Transaction. Licensee and the Warranting Shareholder have full power and authority to execute and deliver this Agreement and the Licensee Closing Documents and to perform all obligations hereunder and thereunder. This Agreement constitutes, and the Licensee Closing Documents will constitute, the valid and legally binding obligation of Licensee and the Warranting Shareholder, enforceable in accordance with their respective terms and conditions.

         7.3 Capitalization. The authorized capital stock of Licensee consists of 50,000,000 shares of common stock, par value $.001, of which 28,875,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $.001, none of which are issued and outstanding. All issued and outstanding shares of Licensee stock have been duly authorized and validly issued, and are fully paid and nonassessable. All of the outstanding shares of common stock (and options to purchase common stock) and other outstanding securities of Licensee have been duly and validly issued in compliance with federal and state securities laws. There are no outstanding or authorized subscriptions, options, warrants, plans or, except for this Agreement and as contemplated by this Agreement, other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or other securities of Licensee, and there are no dividends which have accrued or been declared but are unpaid on the capital stock of Licensee. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Licensee. The Shares and the Additional Shares, when issued at Closing against the consideration described herein, will be duly authorized and validly issued, fully paid and nonassessable. The Shares and the Additional Shares when issued at Closing will not be subject to any preemptive rights or other similar restrictions.

                  7.3.1 Shares held by the Warranting Shareholder. As of the Execution Date, the Warranting Shareholder holds Fifteen Million (15,000,000) shares of the common stock of Licensee, which shares comprise a "majority" of the issued and outstanding shares of Licensee for voting purposes and which shares comprise no less than 51% of the issues and outstanding shares of Licensee.

         7.4 Subsidiaries. Licensee does not own, directly or indirectly, any capital stock or other equity interest in any corporation, partnership or other entity.

         7.5      Reserved.

         7.6 Noncontravention. Neither the execution and the delivery of this Agreement or the Licensee Closing Documents, nor the consummation of the transactions contemplated hereby or thereby, by Licensee or the Warranting
Shareholder will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Licensee or such Warranting Shareholder is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Licensee or such Warranting Shareholder is a party or by which Licensee or such Warranting Shareholder is bound or to which Licensee or any of such Warranting Shareholder's assets is subject. Neither Licensee nor any Warranting Shareholder needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

         7.7      SEC Filings and Financial Statements.

                  7.7.1 To the knowledge of Licensee and Warranting Shareholder, Licensee has filed with the SEC and made available to Licensor or its representatives all forms, reports and documents required to be filed by Licensee with the SEC since March 31, 2001 (collectively, the "Licensee SEC Reports"). To the knowledge of Licensee and Warranting Shareholder, the Licensee SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 33 Act and the 34 Act, as the case may be, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Licensee SEC Reports or necessary in order to make the statements in such Licensee SEC Reports, in the light of the circumstances under which they were made, not misleading.

                  7.7.2    To  the   knowledge   of  Licensee   and   Warranting
Shareholder, each of the financial statements (including, in each case, any related notes) contained in the Licensee SEC Reports, including any Licensee SEC Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q or Form 10-QSB of the SEC) and fairly presented the consolidated financial position of Licensee at the respective dates and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         7.8 Absence of Material Change. Since June 30, 2004, there has been no change in the business, operations, financial condition or liabilities of Licensee as stated in the Form 10-QSB filed by Licensee on August 16, 2004 with the SEC that would result in a Material Adverse Effect to Licensee.

         7.9 Litigation. There are no actions, suits, claims, inquiries, proceedings or investigations before any court, tribunal, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or, to the knowledge of such Warranting Shareholder, threatened against Licensee which would reasonably be expected to result in any liabilities, including defense costs, in excess of $1,000 U.S. in the aggregate. Licensee is not the named subject of any order, judgment or decree and is not in default with respect to any such order, judgment or decree.

         7.10 Taxes and Tax Returns. Licensee has timely and correctly filed tax returns and reports (collectively, "Returns") required by applicable law to be filed (including, without limitation, estimated tax returns, income tax returns, excise tax returns, sales tax returns, use tax returns, property tax returns, franchise tax returns, information returns and withholding, employment and payroll tax returns) and all such returns were (at the time they were filed) correct in all material respects, and have paid all taxes, levies, license and registration fees, charges or withholdings of any nature whatsoever reflected on such Returns to be owed and which have become due and payable except for any that is being contested in good faith. Any unpaid U.S. Federal income taxes, interest and penalties of Licensee do not exceed $5,000 U.S. in the aggregate.

         7.11     Employees. Licensee has no salaried employees.

         7.12     Compliance with Applicable Law.

                  7.12.1 Licensee holds all licenses, certificates, franchises, permits and other governmental authorizations ("Permits") necessary for the lawful conduct of its business and such Permits are in full force and effect, and Licensee is in all material respects complying therewith, except where the failure to possess or comply with such Permits would not have, in the aggregate, a Material Adverse Effect on Licensee.

                  7.12.2   Licensee  is and for the past three years has been in
compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of its business or properties except for any noncompliance which is not reasonably likely to have, in the aggregate, a Material Adverse Effect on Licensee.

         7.13 Contracts and Agreements. Licensee is not a party to or bound by any commitment, contract, agreement or other instrument which involves or could involve aggregate future payments by Licensee of more than $1,000 U.S.,
(ii) Licensee is not a party to or bound by any commitment, contract, agreement or other instrument which is material to the business, operations, properties, assets or financial condition of Licensee, and (iii) no commitment, contract, agreement or other instrument, other than charter documents, to which Licensee is a party or by which Licensee is bound, limits the freedom of Licensee to compete in any line of business or with any person. Licensee is not in default on any contract, agreement or other instruments.

         7.14     Affiliate Transactions.

                  7.14.1   With the exception of the transaction(s) described in
Section 7.14.3, Licensee has not engaged in, and is not currently obligated to engage in (whether in writing or orally), any transaction with any Affiliated Person (as defined below) involving aggregate payments by or to Licensee of $1,000 U.S. or more.

                  7.14.2   For  purposes  of  this  Section  4.14,   "Affiliated
Person" means:

                           (a)      a director, executive officer or Controlling
Person (as defined below) of Licensee;

                           (b)      a spouse of a director, executive officer or
Controlling Person of Licensee;

                           (c)      a  member  of  the  immediate  family  of  a
director, executive officer, or Controlling Person of Licensee who has the same home as such person;

                           (d)      any corporation or organization (other than
Licensee) of which a director, executive officer or Controlling Person of Licensee is a chief executive officer, chief financial officer, or a person performing similar functions or is a Controlling Person of such other corporation or organization;

                           (e)      any    trust   or    estate   in   which   a
director,executive officer, or Controlling Person of Licensee or the spouse of such person has a substantial beneficial interest or as to which such person or his spouse serves as trustee or in a similar fiduciary capacity; and

                           (f)      for   purposes   of   this   Section   7.14,
"Controlling Person" means any person or entity which, either directly or indirectly, or acting in concert with one or more other persons or entities owns, controls or holds with power to vote, or holds proxies representing ten percent or more of the outstanding common stock or equity securities.

                  7.14.3 Licensee intends to make distributions of up to $100,000 to certain directors, executive officers, Controlling Persons and certain creditors of Licensee in connection with satisfying all the liabilities of Licensee prior to the Closing, the cancellation of certain shares and payment of other amounts. None of the Cash Payment will be available to Licensee after the Closing.

         7.15 Limited Representations and Warranties. Except for the representations and warranties of the Licensor expressly set forth herein, Licensee has not relied upon any representation and warranty made by or on behalf of Licensor in making its determination to enter into this Agreement and consummate the transactions contemplated by this Agreement.

         7.16 Disclosure. No representation or warranty made by a Warranting Shareholder contained in this Agreement, and no statement contained in the Schedules delivered by Licensee and the Warranting Shareholder hereunder, contains any untrue statement of a material fact or omits any material fact necessary in order to make a statement herein or therein, in light of the circumstances under which it is made, not misleading.

         7.17     Title to Property.

                  7.17.1 Real Property. Licensee does not own or lease, directly or indirectly, any real property.

                  7.17.2 Environmental Matters. Licensee does not have any financial liability under any environmental laws.

         7.18 Personal Property. Licensee does not own any personal property the current fair market value of which is more than $1,000 U.S.

         7.19 Licensee Intellectual Property. With the possible exception of off-the-shelf software, Licensee does not own, license or lease, directly or indirectly, any Licensee Intellectual Property. "Licensee Intellectual Property", for purposes of this Agreement, shall mean: patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, registered Internet domain names, licenses and other agreements with respect to any of the foregoing to which Licensee is licensor or licensee prior to the Closing. In addition, there are no pending or, to Licensee's and the Warranting Shareholder's knowledge, threatened, claims against Licensee by any person as to any of the Licensee Intellectual Property, or their use, or claims of infringement by Licensee on the rights of any person and no valid basis exists for any such claims.

         7.20 Insurance. Licensee does not own, directly or indirectly, any insurance policies with respect to the business and assets of Licensee.

         7.21 Powers of Attorney. Licensee does not have any powers of attorney outstanding other than those in the ordinary course of business with respect to routine matters.

         7.22 Bank Accounts. The Company has one bank account in Logan, Utah. The Cash Payment will be deposited in this bank account. The Warranting Shareholder will use the funds in this account to make those payments that the Warranting Shareholder deems appropriate. There will be no funds available in this account after the Closing and the account will be closed by Warranting Shareholder as soon as such disbursements are made.

         7.23 Product Claims. No product or service liability claim is pending against Licensee or against any other party with respect to the products or services of Licensee.

8.       Representations and Warranties of Licensor to Licensee.

Licensor represents and warrants to Licensee that the statements contained in this Section 8 are correct and complete as of the date of this Agreement.

         8.1 Organization. Licensor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois. Licensor has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. Licensor is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a material adverse effect ("Material Adverse Effect") upon it.

         8.2 Authorization of Transaction. Licensor has full power and authority to execute and deliver this Agreement and the Licensor Closing
Documents and to perform all obligations hereunder and thereunder. This Agreement constitutes, and the Licensor Closing Documents will constitute, the valid and legally binding obligation of Licensor, enforceable in accordance with their respective terms and conditions.

         8.3      Compliance with Applicable Law.

                  8.3.1 Licensor holds all licenses, certificates, franchises, permits and other governmental authorizations ("Permits") necessary for the lawful conduct of its business and such Permits are in full force and effect, and Licensor is in all material respects complying therewith, except where the failure to possess or comply with such Permits would not have, in the aggregate, a Material Adverse Effect on Licensor.

                  8.3.2    Licensor  is and for the past three years has been in
compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of its business or properties except for any noncompliance which is not reasonably likely to have, in the aggregate, a Material Adverse Effect on Licensor.

         8.4 Noncontravention. Neither the execution and the delivery of this Agreement or the Licensor Closing Documents, nor the consummation of the transactions contemplated hereby or thereby, by Licensor will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Licensor is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Licensor is a party or by which Licensor is bound or to which Licensor's assets is subject. Licensor does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

         8.5 Litigation. With the exception of a possible claim from Mr. Paul Masamek relating to his ownership interest in the Licensor, there are no actions, suits, claims, inquiries, proceedings or investigations before any court, tribunal, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or, to the knowledge of Licensor, threatened against Licensor which would reasonably be expected to result in any liabilities, including defense costs, in excess of $1,000 U.S. in the aggregate. Licensor is not the named subject of any order, judgment or decree and is not in default with respect to any such order, judgment or decree.

         8.6 Taxes and Tax Returns. Licensor has timely and correctly filed tax returns and reports (collectively, "Returns") required by applicable law to be filed (including, without limitation, estimated tax returns, income tax returns, excise tax returns, sales tax returns, use tax returns, property tax returns, franchise tax returns, information returns and withholding, employment and payroll tax returns) and all such returns were (at the time they were filed) correct in all material respects, and have paid all taxes, levies, license and registration fees, charges or withholdings of any nature whatsoever reflected on such Returns to be owed and which have become due and payable except for any that is being contested in good faith. Any unpaid U.S. Federal income taxes, interest and penalties of Licensor do not exceed $5,000 U.S. in the aggregate.

         8.7 Limited Representations and Warranties. Except for the representations and warranties of the Licensee expressly set forth herein, Licensor has not relied upon any representation and warranty made by or on behalf of Licensee in making its determination to enter into this Agreement and consummate the transactions contemplated by this Agreement.

         8.8 Disclosure. No representation or warranty made by Licensor hereunder contains any untrue statement of a material fact or omits any material fact necessary in order to make a statement herein or therein, in light of the circumstances under which it is made, not misleading.

9.       Covenants of the Parties.

         9.1 Conduct of the Business of Licensee. From the Execution Date of this Agreement to the Closing, Licensee will conduct its business and engage in transactions only in the ordinary course consistent with past practice. In addition, without limiting the generality of the foregoing, Licensee agrees that from the date of this Agreement to the Closing, except as otherwise consented to or approved by Licensor in writing (which consent or approval shall not be unreasonably withheld, delayed or conditioned) or as permitted or required by this Agreement or as required by law, Licensee will not:

                  9.1.1    with the exception of the transaction(s) described in
Section 7.14.3, grant any severance or termination pay to or enter into or amend any employment agreement with, or increase the amount of payments or fees to, any of its employees, officers or directors other than salary increases to employees consistent with past increases;

                  9.1.2    with the exception of the transaction(s) described in
Section 7.14.3, make any capital expenditures in excess of $1,000 U.S.;

                  9.1.3 guarantee the obligations of any person except in the ordinary course of business consistent with past practice;

                  9.1.4 acquire assets other than those necessary in the conduct of its business in the ordinary course;

                  9.1.5 enter into or amend or terminate any long term (one year or more) contract (including real property leases) except in the ordinary course of business consistent with past practice;

                  9.1.6 enter into or amend any contract that calls for the payment by Licensee of $1,000 U.S. or more after the Closing;

                  9.1.7    with the exception of the transaction(s) described in
Section 7.14.3, engage or participate in any material transaction or incur or sustain any material obligation otherwise than in the ordinary course of business;

                  9.1.8 contribute to any benefit plans except in such amounts and at such times as consistent with past practice;

                  9.1.9 increase the number of full-time equivalent employees other than in the ordinary course of business consistent with past practice;

                  9.1.10   acquire any real property; or

                  9.1.11   agree to do any of the foregoing.

         9.2 No Solicitation and Liquidated Damages. From the Execution Date until the Closing, neither Licensee, the Warranting Shareholder nor any of Licensee's directors, officers, representatives, agents or other persons controlled by any of them, shall, directly or indirectly encourage or solicit from any persons, entity or group other than Licensor concerning any merger, sale of substantial assets not in the ordinary course of business, sale of shares of capital stock or similar transactions involving Licensee. Licensee will promptly communicate to Licensor the identity of any interested or inquiring party, all relevant information surrounding the interest or inquiry, as well as the terms of any proposal that Licensee may receive in respect of any such transaction.

         9.3      Access to Properties and Records; Confidentiality.

                  9.3.1 Licensee shall permit Licensor and its representatives reasonable access to its properties and shall disclose and make available to Licensor all books, papers and records relating to the assets, stock, ownership, properties, obligations, operations and liabilities of Licensee, including but not limited to, all books of account (including the general ledger), tax records, minute books of directors and stockholders meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Licensor may have a reasonable interest, in each case during normal business hours and upon reasonable notice. Licensee shall not be required to provide access to or disclose information where such access or disclosure would jeopardize the attorney-client privilege or would contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement. The parties will use all reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  9.3.2 All information furnished by Licensor to Licensee or the representatives or affiliates of Licensee pursuant to, or in any negotiation in connection with, this Agreement shall be treated as the sole property of Licensor until consummation of the License and if the License shall not occur Licensee and its affiliates, agents and advisors shall upon written request return to Licensor all documents or other materials containing, reflecting, referring to such information, and shall keep confidential all such information and shall not disclose or use such information for competitive purposes. The obligation to keep such information confidential shall not apply to (i) any information which (w) Licensee can establish by evidence was already in its possession (subject to no obligation of confidentiality) prior to the disclosure thereof by Licensor; (x) was then generally known to the public; (y) becomes known to the public other than as a result of actions by Licensee or by the directors, officers, employees, agents or representatives of Licensee; or (z) was disclosed to Licensee, or to the directors, officers, employees or representatives of Licensee, solely by a third party not bound by any obligation of confidentiality; or (ii) disclosure in accordance with the federal securities laws, a federal banking laws, or pursuant to an order of a court or agency of competent jurisdiction.

         9.4      Regulatory Matters.

                  9.4.1 The parties will cooperate with each other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals, and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement including, without limitation, those that may be required from the SEC, the USPTO, other regulatory authorities, or Licensor's shareholders. Licensee and Licensor shall each have the right to review reasonably in advance all information relating to Licensee or Licensor, as the case may be, and any of their respective subsidiaries, together with any other information reasonably requested, which appears in any filing made with or written material submitted to any governmental body in connection with the transactions contemplated by this Agreement. Licensor shall bear all expenses associated with SEC filings.

                  9.4.2 Licensee and Licensor will promptly furnish each other with copies of written communications received by Licensee or Licensor or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated by this Agreement.

         9.5 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         9.6 Public Announcements. Prior to the Closing, no party will issue or distribute any information to its shareholders or employees, any news releases or any other public information disclosures with respect to this Agreement or any of the transactions contemplated by this Agreement without the consent of the other parties or their designated representative, except as may be otherwise required by law.

         9.7 $100,000 Payment. Within twenty four (24) hours of the Closing, Licensee shall have received from Licensor the One Hundred Thousand
Dollar  ($100,000)  Cash  Payment  to,  among  other  things,  satisfy  all  the liabilities of Licensee prior to the Effective Date. These funds are non-refundable after the Closing.

10.      Closing Conditions and Conditions Precedent to Obligations.

The obligations of Licensor to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions at or before the Closing and may be waived only in writing by Licensor:

         10.1 Licensee's and the Warranting Shareholder's Covenants, Representations and Warranties. All the covenants, terms and conditions of this Agreement to be complied with or performed by Licensee and the Warranting Shareholder at or before the Closing shall have been complied with and performed in all respects. The representations and warranties made by Licensee and the Warranting Shareholder in this Agreement shall be complete and correct at and as of the Closing with the same force and effect as though such representations and warranties had been made at and as of the Closing.

         10.2 Delivery of Documents by Licensee and the Warranting Shareholder. Licensee and the Warranting Shareholder shall have duly executed and delivered, or caused to be executed and delivered this Agreement and the Licensee Closing Documents.

         10.3     Reserved.

         10.4 Other Approvals. All authorizations, consents, orders or approvals of any United States federal or state governmental agency necessary for the consummation of the License or the transactions contemplated by this Agreement (other than such actions, approvals or filings which, pursuant to the terms of this Agreement, are to take place on or after the Closing) shall have been filed, occurred or been obtained.

         10.5     No Litigation. No administrative  investigation,  action, suit
or  proceeding   seeking  to  enjoin  the   consummation  of  the   transactions
contemplated by this Agreement shall be pending or threatened.

         10.6 Absence of Material Change. There shall have been no change in the business, operations, financial condition or liabilities of Licensee as stated in the Form 10-QSB filed by Licensee for the period ended June 30, 2004 with the SEC that has had a Material Adverse Effect on Licensee.

         10.7     Reserved.

         10.8     Reserved.

         10.9 Resolutions. The Licensee's Board of Directors shall have taken the following actions pursuant to a unanimous consent in lieu of a special meeting of the board or directors:

                  10.9.1   approved  the  License  and   consummation   of  this
Agreement;

                  10.9.2 cancelled and returned to the treasury of Licensee 27,219,000 shares of the issued and outstanding shares of common stock of Licensee (the "Cancellation") such that, immediately after the Cancellation and immediately prior to the issuance of the Shares and the Additional Shares, Licensee has no more than One Million Six Hundred Fifty Six Thousand (1,656,000) shares of common stock issued and outstanding;

                  10.9.3 appointed the following individuals to the Board of Directors of the Licensee (the "New Board Members"): Mr. James E. Solomon, Mr. George Loera, and Mr. Pete Ashi;

                  10.9.4   Reserved;

                  10.9.5 accepted the resignation of the following individuals from the Board of Directors of the Licensee, which resignations shall take effect immediately following the appointment of the New Board Members: Lindsay Hedin;

                  10.9.6 accepted the resignation of the following individuals from the officer positions of the Licensee, which resignations shall take effect immediately following the appointment of the New Officers: Lindsay Hedin - CEO, CFO, Secretary;

                  10.9.7   Reserved;

                  10.9.8   approved  the  issuance by Licensee at Closing of Six
Million Forty Four Thousand (6,044,000) validly issued, fully-paid and nonasseable shares of Licensee's common stock, which shares shall be issued as follows: (i) Five Hundred Thousand (500,000) shares to The Otto Law Group, PLLC (the "Otto Shares"), (ii) One Million (1,000,000) shares to those individuals designated by James E. Solomon in writing at Closing (the "Solomon Friends and Family Shares"), (iii) One Million (1,000,000) shares to The Otto Law Group, PLLC, as trustee (the "Trustee Shares") and (iv) Three Million Five Hundred Forty Four Thousand (3,544,000) shares to James E. Solomon, pursuant to the Employment Agreement (the "Solomon Shares"). (collectively, the Otto Shares, Solomon Friends and Family Shares, Trustee Shares, Solomon Shares, the "Additional Shares"); and

         10.11 Due Diligence. Licensor shall be satisfied with its due diligence review of Licensee as evidenced by written notification.

The obligations of Licensee to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions at or before the Closing and may be waived only in writing by Licensee:

         10.12    Reserved;

         10.13 Licensor's Covenants, Representations and Warranties. All the covenants, terms and conditions of this Agreement to be complied with or performed by Licensor at or before the Closing shall have been complied with and performed in all respects. The representations and warranties made by Licensor in this Agreement shall be complete and correct at and as of the Closing with the same force and effect as though such representations and warranties had been made at and as of the Closing;

         10.14 Delivery of Documents by Licensor. Licensor shall have duly executed and delivered, or caused to be executed and delivered this Agreement and the Licensor Closing Documents;

         10.15 Other Approvals. All authorizations, consents, orders or approvals of any United States federal or state governmental agency necessary for the consummation of the License or the transactions contemplated by this Agreement (other than such actions, approvals or filings which, pursuant to the terms of this Agreement, are to take place on or after the Closing) shall have been filed, occurred or been obtained;

         10.16    No Litigation. No administrative  investigation,  action, suit
or  proceeding   seeking  to  enjoin  the   consummation  of  the   transactions
contemplated by this Agreement shall be pending or threatened;

         10.18 Certificate. A certificate issued by the Illinois Secretary of State indicating that Licensor is qualified and in good standing within such jurisdiction shall have been delivered to Licensee;

         10.19    Reserved; and

         10.20 Due Diligence. Licensee shall be satisfied with its due diligence review of Licensor as evidences by written notification.

11. Post-Closing Activities. If requested, a party hereto shall provide within 30 days following the Closing a Certificate of Good Standing or equivalent certification from the state in which the party is organized showing that the party is in good standing within such jurisdiction.

12.      Infringement and Other Licenses.

         12.1 Infringements. If Licensee learns of or suspects any infringement of the IP including, without limitation, the Patent, by a third party, Licensee shall promptly inform Licensor of such infringement. If Licensor determines to take action to bar the infringement, Licensor may do so. As of the Effective Date and within the horizon of Licensor' reasonably foreseeable business planning process as applicable to such matters, it is Licensor' intention to take action to prevent infringement of the IP including, without limitation, the Patent.

         12.2 Patent Maintenance. Licensor shall maintain the IP including, without limitation, the Patent, in all jurisdictions in which it has been filed, for the statutory life of patents in those jurisdictions. The parties agree to cooperate in connection with the maintenance of the IP including, without limitation, the Patent and to take any and all actions necessary to transfer the necessary documents and rights required for, and to do such other things as are from time to time necessary to comply with the requirements of this Section.

         12.3 Payment of all fees and costs incurred during the term of this Agreement relating to the maintenance of the IP including, without limitation, the Patent, shall be the responsibility of Licensor.

         12.4 Cooperation. Licensee and Licensor shall keep each other promptly and fully apprised of all material developments in the maintenance of the Patent. Each party will cooperate as reasonably necessary to secure and maintain protection applicable to the Patent.

         12.5 Warranty of Title. Licensor warrants that (i) it has good and marketable title, and all rights necessary to grant the licenses and rights herein granted, to the IP, including without limitation, the Patent, and to the right to exercise the claims it contains, (ii) it has not previously licensed its rights to the IP including without limitation, the Patent, to any other third party, and (iii) the License granted hereunder does not violate or infringe upon any rights, common law or otherwise, of any kind or nature whatsoever of any person or entity.

13. Covenants Regarding Future Disputes. The parties commit to meet and to discuss any disputes arising under this Agreement, including without limitation any assertions of material breach. The discussions will take place among people who from each party collectively have the authority to settle matters under discussion, in a good faith effort to resolve such matters without formal proceedings.

14.      Other Matters.

         14.1 Notice. "Notice" means notice given as described here. Notice will be given to the individuals and at the address designated on the signature page of this Agreement. Each party can change its own Notice address and designated Notice recipient, by Notice. Notice shall be effective when actually received by the designated person, in any form that leaves a hard copy record of the notice in that person's possession. If sent certified or registered mail, postage prepaid, return receipt requested, notice is considered effective on the date on which effective delivery is first proven, but in no event later than the date the return receipt shows the notice was accepted, refused, or returned undeliverable.

         14.2 Severability. Each clause of this agreement is severable. If any clause is ruled void or unenforceable, the balance of the agreement shall nonetheless remain in effect.

         14.3 Non-waiver. A waiver of one or more breaches of any clause of this agreement shall not act to waive any other breach, whether of the same or different clauses.

         14.4 Assignment. This agreement may not be assigned by Licensee without the express written consent of Licensor.

         14.5 Governing Law; Jurisdiction. This agreement is governed by the laws of the state of Delaware. Any action brought between the parties may be brought only in the state or federal courts located in Delaware, and in no other place unless the parties expressly agree in writing to waive this requirement. Each party consents to jurisdiction in that location. Each party consents to service of process through the method prescribed for Notice in this agreement.

         14.6 Attorney's Fees. The prevailing party in any suit, action, arbitration, or appeal filed or held concerning this agreement shall be entitled to reasonable attorneys' fees.

         14.7 Further Assurances. Each Party shall take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by the other Party for the implementation or continuing performance of this Agreement.

         14.8 Representation. This document is the result of negotiations between parties, each of whom was represented or had the opportunity to be represented in the transaction, and has had the opportunity to have had the transactional documents reviewed by counsel of their own choice.

         14.9 Integration. This agreement is the complete agreement between the parties as of the date hereof, and supersedes all prior agreements, written or oral. This Agreement may be modified only in writing signed by the original parties hereto, or by their successors or superiors in office.

         14.10 Entire Agreement. This Agreement (including the Exhibits and the Schedules) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         14.11 Incorporation of Exhibits. The Schedules and Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

         14.12 Execution by Facsimile and in Counterparts. This Agreement may be executed by facsimile and in counterparts.

         14.13 Indemnification. For a period of four years from the Closing, Licensor agrees to indemnify and hold harmless Licensee and Warranting Shareholder, and Licensee agrees to indemnify and hold harmless Licensor, at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorneys' fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder. Moreover, Licensor agrees to indemnify and hold harmless Licensee and Warranting Shareholder from any liability, damage or deficiency, action, suit, proceeding, demand, assessment, judgment, costs and expenses, including attorneys' fees, relating to a cause of action by a stockholder of Licensor against Licensee and/or Warranting Shareholder. Notwithstanding the foregoing, Licensor's indemnification obligation shall not apply to any claim for breach of warranty or misrepresentation by Licensee and/or Warranting Shareholder relating to this Agreement.

         14.14 Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for four years from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

         14.15    Financings.

                  14.15.1 Within 5 days following the Closing, Dendo shall have raised at least $500,000 in equity funding (the "Initial Funding").

                  14.15.2 Within 90 days following the Closing, Dendo shall have raised at least $3,500,000 in equity funding (the "Final Funding"), which amount shall be in addition to the Initial Funding.

                  14.15.3 The historical stockholders of Dendo who held 1,656,000 shares of Dendo common stock immediately prior to the Closing (the "Historical Stockholders"), shall own not less than 8% of the outstanding common stock of Dendo on a fully diluted basis upon consummation of the Final Funding (the "Maximum Dilution"). For purposes of this Section 14.15.3, the 8,000,000 shares of common stock issuable upon exercise of the warrants issued in connection with the Initial Funding and the Final Funding shall be excluded from the calculation determining whether the Maximum Dilution is exceeded. This
Section 14.15.3 in no way prohibits the issuance of additional securities of the Licensee subsequent to the Final Funding, provided the Maximum Dilution has not been exceeded as of the date of the closing of the Final Funding.

                  14.15.4 In the event that either (i) the Initial Funding is not timely completed, (ii) the Final Funding is not timely completed or (iii) the Initial Funding and the Final Funding result in the Historical Stockholders being subject to more than the Maximum Dilution, then Licensee shall give written notice of the same to Warranting Shareholder with a copy to Eric L. Robinson, Esq., Blackburn & Stoll, LC, 257 East 200 South, Suite 800, Salt Lake City, Utah 84111. Upon receipt of such written notice, Warranting Shareholder shall have the option, for fourteen (14) calendar days following receipt of such notice (the "Termination Option Exercise Period") to terminate the arrangements described in this Agreement (a "Termination Option") by sending notice to Licensee and Licensor. The exercise of the Termination Option shall be effective on the date notice is first sent to Licensee and Licensor by Warranting Shareholder; provided, however, that notwithstanding anything in this Agreement to the contrary, in the event the Termination Option is exercised as a result of the Historical Stockholders being subject to more than the Maximum Dilution on account of the Initial Funding and the Final Funding, Licensee shall have the right to allocate that amount of shares of common stock3 of Licensee to the Historical Stockholders necessary to ensure that the Maximum Dilution is not exceeded (the "Maximum Dilution Remedy"). Further, in the event the Licensee allocates that amount of shares of common stock of Licensee to the Historical Stockholders such that the Maximum Dilution is not exceeded, the Termination Option shall not be exercised on account of Section 14.15.4(iii). Finally, with respect to the Termination Option as it relates to Section 14.15.4(i), (ii) and
(iii), in the event the Termination Option is not exercised during the Termination Option Exercise Period, the Termination Option shall fully terminate and shall be of no further force or effect.

         In the event a Termination Option is exercised, (i) any and all rights to the intellectual property licensed to Licensee pursuant to the this Agreement shall be terminated, (ii) all contracts executed by Licensee or to which Licensee is bound that arose on or after the Closing date, relationships, assets, tangible and/or intangible property and any and all other items necessary and/or material to the operations of the business secured by James E. Solomon shall be terminated as they relate to Licensee, (iii) all Shares and Additional Shares shall be cancelled, and (iv) any and all funds received by Licensee in connection with the Initial Funding, the Final Funding and/or any other financing (excluding the Cash Payment) shall be transferred from Licensee to another entity as directed by James E. Solomon. The exercise of the Termination Option, however, will not result in an obligation to return the Cash Payment and the provisions contained in Sections 14.13 and 14.14 shall survive the exercise of the Termination Option. All contracts executed by Licensee and all arrangements entered into by Licensee for a period beginning on the Closing date and ending on the day following the last date on which the Termination Option may be exercised shall contain provisions allowing for termination in the event that the Termination Option is exercised. Notwithstanding any other provision in this Agreement, the certificates representing the Shares and the Additional Shares shall be subject to the Escrow Agreements, copies of which are attached hereto as Exhibit B, and Exhibit C (the "Investor Escrow Agreements"). Further, the Four Million Eight Hundred Thousand (4,800,000) shares issued in connection with this Agreement but not held in escrow pursuant to the Investor Escrow Agreements (the "Cambridge & Licensor Shares"), shall be held in escrow pursuant to the escrow agreement attached hereto as Exhibit D (the "C&LS Escrow Agreement") pending completion of the Final Funding.

                  14.15.5 In the event the Termination Option is exercised, Licensor shall (i) make arrangements for all investors to be reimbursed for the amount of their investment in the Initial Funding and/or in the Final Funding,
(ii) take such steps as are reasonably required to reinstate the management and board of directors of Licensee as it was constituted immediately prior to the Closing, and (iii) shall secure for Licensee all certificates representing shares issued to all investors in connection with the Initial Funding and/or in the Final Funding. Moreover, if the Termination Option is exercised all securities issued in the Initial Funding and the Final Funding and any other Dendo securities issued after the Closing shall no longer be outstanding and shall automatically be canceled and shall cease to exist.


----------
3 No fractional shares of common stock shall be issued pursuant to the Maximum Dilution Remedy. Any fractional shares that would otherwise be issued shall be rounded up to whole shares.

         14.16 Piggy Back Registration of the Stock. If Licensee proposes to register any of its securities under the Securities Act of 1933 (other than pursuant to (i) the registration statement filed by Licensee in connection with the Initial Funding and the Final Funding, or (ii) Form S-4 and/or Form S-8, or any other successor form of limited purpose), and the Historical Stockholders are not able to sell the Historical Stockholder Stock (defined below) pursuant to Rule 144 of the Securities Act of 1933, Licensee will give written notice by registered mail at least thirty (30) days prior to the filing of each such registration statement to the Historical Stockholders of its intention to do so. If the Historical Stockholders notify Licensee within twenty (20) business days after receipt of any such notice of its desire to include any of the 1,656,000 shares of common stock held by the Historical Stockholders (the "Historical Stockholder Stock") in such proposed registration statement, Licensee shall afford the Historical Stockholders the opportunity to have any such amount of the Historical Stockholder Stock registered under such registration statement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

LICENSOR:                                                  LICENSEE:

TECHNOLOGY ALTERNATIVES, INC.                  DENDO GLOBAL CORP.

By: /s/ James E. Solomon                       By:  /s/ Lindsay Hedin
  -------------------------------                ------------------------------
  Print: James E. Solomon                        Print: Lindsay Hedin
  Title: President and CEO                       Title: CEO

Date:                                          Date:
    -----------------------------                  ----------------------------

Address:                                       Address:

3311 N. Kennicott Ave., Suite A                6743 Hare Run Lane,
Arlington Heights, IL 60004                    Arlington, TN 38002


WARRANTING SHAREHOLDER:


By: /s/ Lindsay Hedin
  -------------------------------
  Print: Lindsay Hedin
  Date:

Address:

6743 Hare Run Lane,
Arlington, TN 38002


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